Exhibit (s)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

FS MVP PRIVATE MARKETS FUND

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares	457(o)	—	—	$400,000,000	0. 0001531	$61,240(1)
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares	415(a)(6)	—	—	$883,279,469.69[2]	$0.0001102	$97,337.39	N-2	333-274725	September 27, 2023	$97,337.39

	Total Offering Amounts					$1,283,279,469.69[3]		$158,577.39
	Total Fees Previously Paid							$97,337.39
	Total Fee Offsets							—
	Net Fee Due							$61,240

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the Registrant is carrying forward to this Registration Statement unsold securities in the estimated amount of $883,279,469.69 that the Registrant previously registered on its Registration Statement on Form N-2 (File Nos. 333-274725 and 811-23656), initially effective on September 27, 2023 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6), the registration fees in the amount of $97,337.39 previously paid with respect to such unsold securities will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration.
(3)	Amount represents $883,279,469.69 of unsold Shares, as of July 1, 2025, plus newly registered securities of $400,000,000 of common shares of beneficial interest registered hereby.